                                   EXHIBIT 11


V-TWIN ACQUISITIONS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE THREE MONTHS ENDED DECEMBER 31, 1998 AND JULY 31, 1998

     ----------------------------------------------------------------------------------------------
                                                               Three Months
                                                               Ended Dec. 31,         July 31,
                                                                    1998               1998
     ----------------------------------------------------------------------------------------------

     Shares Outstanding..............................             3,000,000          1,000,000
     Weighted average shares outstanding.............             3,000,000          1,000,000
     Net Income (Loss)...............................           $ ( 14,148)          $  - 0 -
     Total Net Income (Loss) Available for Common Stockholders' $ ( 14, 148)         $  - 0 -
                                                                ============         =========

     Basic and Diluted Earnings (Loss) Per Share:
     Earnings (Loss) Per Share                                     $0.00                $0.00
                                                                    ----                -----





V-TWIN ACQUISITIONS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE SIX MONTHS ENDED DECEMBER 31, 1998 AND JULY 31, 1998



     ----------------------------------------------------------------------------------------------
                                                               Six Months
                                                               Ended Dec. 31,         July 31,
                                                                   1998                 1998
     ----------------------------------------------------------------------------------------------

     Shares Outstanding.............................              3,000,000           1,000,000
     Weighted average shares outstanding............              3,000,000           1,000,000
     Net Income (Loss)..............................             $( 24,148)           $  - 0 -
     Total Net Income (Loss) Available for Common Stockholders'  $( 24, 148)          $  - 0 -
                                                                ============          =========

     Basic and Diluted Earnings (Loss) Per Share:
     Earnings (Loss) Per Share                                    $(0.01)                $0.00
                                                                   ------                -----